Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Fourth Quarter and Full Year 2021 Financial Results

•	Record revenue of $186.5 million for the quarter, and year-over-year growth of 72%

•	Record revenue of $670.5 million for the year, and year-over-year growth of 83%

•	Organic revenue growth of 69% for the fourth quarter and 71% for the year 2021

•	Completes acquisition of single-use fluid management component manufacturer BioFlex Solutions

WALTHAM, Mass. – Feb. 17, 2022 – Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its fourth quarter and full year 2021. Provided in this press release are financial highlights for the three—and twelve-month periods ended December 31, 2021, followed by our financial guidance for the year 2022, and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “We are pleased with our financial results for both the fourth quarter and full year 2021, achieving year-over-year revenue growth of 72% and 83%, respectively. Our strong base business delivered 42% growth in the quarter and 38% for the year, reflecting accelerated demand for our products, on top of COVID tailwinds. At the franchise level, each generated impressive 2021 full year revenue growth topped by Filtration at approximately 130%. Strategically, our three 2021 acquisitions of Polymem, Avitide and BioFlex position us well to continue to drive above market growth in 2022. With our continuing investments in capacity and our strong market traction, we anticipate that 2022 will be another excellent year for the company, with projected overall revenue growth of 19%-24%.”

Financial Highlights for the Fourth Quarter 2021

•	Revenue increased by $77.9 million in the fourth quarter, or 72% year-over-year as reported, and 69% organically, to $186.5 million

•	GAAP operating margin was 20.1%, an increase of 400 bps

•	Adjusted (non-GAAP) operating margin was 30%, an increase of 490 bps

•	GAAP fully diluted EPS increased to $0.50 compared to $0.36 for the fourth quarter of 2020

•	Adjusted fully diluted EPS (non-GAAP) increased to $0.81 compared to $0.52 for the fourth quarter of 2020

Financial Details for the Fourth Quarter and Full Year 2021

REVENUE

•

Total revenue for the fourth quarter of 2021 increased to $186.5 million compared to $108.6 million for the fourth quarter of 2020, a year-over-year gain of 72% as reported and 73% at constant currency, with organic growth of 69%.

•

Total revenue for the full year 2021 increased to $670.5 million compared to $366.3 million for the full year 2020, a year-over-year gain of 83% as reported and 81% at constant currency, with organic growth of 71%.

REVENUE MIX

•

For the fourth quarter of 2021, our base business accounted for 64% of revenue, COVID-related sales accounted for 33% of revenue, and inorganic revenue from acquisitions made in 2020 and 2021 accounted for 3% of revenue.

•

For the full year 2021, our base business accounted for 66% of revenue, COVID-related sales accounted for 28% of revenue, and inorganic revenue from acquisitions made in 2020 and 2021 accounted for 6% of revenue.

GROSS PROFIT and GROSS MARGIN

•

Gross profit (GAAP) for the fourth quarter of 2021 was $104.5 million, a year-over-year increase of $44.0 million. Adjusted gross profit (non-GAAP) for the fourth quarter of 2021 was $105.2 million, a year-over-year increase of $44.1 million.

•

Gross margin (GAAP) for the fourth quarter of 2021 was 56.0%, an increase from 55.7% for the fourth quarter of 2020. Adjusted gross margin (non-GAAP) for the fourth quarter was 56.4%, compared to 56.3% in the 2020 period.

•

Gross profit (GAAP) for the full year 2021 was $391.3 million, a year-over-year increase of $181.6 million. Adjusted gross profit (non-GAAP) for the full year 2021 was $394.9 million, a year-over-year increase of $183.8 million.

•

Gross margin (GAAP) was 58.3% for the full year 2021, an increase from 57.2% for the fourth quarter of 2020. Adjusted gross margin (non-GAAP) for the full year 2021 was 58.9%, an increase from 57.6% for the full year 2020.

OPERATING INCOME

•	Operating income (GAAP) for the fourth quarter of 2021 was $37.4 million, a year-over-year increase of $20 million.

•	Adjusted operating income (non-GAAP) for the fourth quarter of 2021 was $55.9 million, a year-over-year increase of $28.6 million, or 105%.

•	Operating income (GAAP) for the full year 2021 was $167.2 million, a year-over-year increase of $97.4 million.

•	Adjusted operating income (non-GAAP) for the full year 2021 was $215.2 million, a year-over-year increase of $117.1 million, or 119%.

NET INCOME

•	Net income (GAAP) for the fourth quarter of 2021 increased to $29.1 million compared to $19.7 million for the fourth quarter of 2020.

•	Adjusted net income (non-GAAP) for the fourth quarter of 2021 was $46.9 million, a year-over-year increase of $18.3 million, or 64%.

•	Net income (GAAP) for the full year 2021 increased to $128.3 million, compared to $59.9 million for the full year 2020.

•	Adjusted net income (non-GAAP) for the full year 2021 was $175.3 million, a year-over-year increase of $86.2 million, or 97%.

EARNINGS PER SHARE

•	Earnings per share (GAAP) for the fourth quarter of 2021 increased to $0.50 on a fully diluted basis, compared to $0.36 for the fourth quarter of 2020.

•	Adjusted EPS (non-GAAP) for the fourth quarter of 2021 increased to $0.81 on a fully diluted basis, compared to $0.52 for the 2020 period.

•	Earnings per share (GAAP) for the full year 2021 increased to $2.24 on a fully diluted basis, compared to $1.11 for the full year 2020.

•	Adjusted EPS (non-GAAP) for the full year 2021 increased to $3.06 on a fully diluted basis, compared to $1.65 for the full year 2020.

EBITDA

•	EBITDA, a non-GAAP financial measure, for the fourth quarter of 2021 increased to $49.1 million compared to $25.3 million for the fourth quarter of 2020.

•	Adjusted EBITDA for the fourth quarter of 2021 was $61.6 million, a year-over-year increase of $31.8 million, or 107%.

•	EBITDA for the full year 2021 increased to $204.5 million, compared to $96.6 million for the full year 2020.

•	Adjusted EBITDA for the full year 2021 was $230.5 million, a year-over-year increase of $122.7 million, or 114%.

CASH

•	Our cash and cash equivalents at December 31, 2021 were $603.8 million, compared to $717.3 million at December 31, 2020.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2022

Our financial guidance for the fiscal year 2022 is based on expectations for our existing business and includes the financial impact of our 2021 acquisitions of BioFlex Solutions (which closed on December 16, 2021), Avitide Inc. (which closed on September 20, 2021) and Polymem S.A. (which closed on July 1, 2021). The guidance below excludes the impact of potential additional acquisitions and future fluctuations in foreign currency exchange rates.

FISCAL YEAR 2022 GUIDANCE:

•	Total revenue is expected to be in the range of $800-$830 million, reflecting overall revenue growth of 19%-24% as reported, 21%-26% at constant currency, and organic growth of 18%-22%.

•	Gross margin is expected to be 57%-58% on both a GAAP and non-GAAP basis.

•	Income from operations is expected to be in the range of $184-190 million on a GAAP basis. Adjusted (non-GAAP) income from operations is expected to be in the range of $234-$240 million.

•

Net income is expected to be in the range of $138-$143 million on a GAAP basis. Adjusted (non-GAAP) net income is expected to be in the range of $185-$190 million. Our current guidance reflects a tax rate of 21% on adjusted pre-tax income.

•	Fully diluted GAAP EPS is expected to be in the range of $2.39-$2.48. Adjusted (non-GAAP) fully diluted EPS is expected to be in the range of $3.21-$3.30.

Our non-GAAP guidance for the fiscal year 2022 excludes the following items:

•	$13.3 million estimated acquisition and integration expenses; $1.2 million in cost of product revenue, $0.4 million in R&D and $11.7 million in SG&A.

•	$26.2 million estimated intangible amortization expense in SG&A.

•	$12.1 million of non-cash interest expense (Other income (expense)) related to our convertible debt notes.

•	$10.0 million estimated contingent consideration related to estimated time value of money impacts from our 2021 Avitide acquisition.

Our non-GAAP guidance for the fiscal year 2022 includes:

•	An income tax increase of $14.4 million, representing the tax impact on acquisition and integration costs, intangible amortization and non-cash interest.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call

Repligen will host a conference call and webcast today, February 17, 2022, at 8:30 a.m. EST, to discuss fourth quarter and full year 2021 financial results and corporate developments. The conference call will be accessible by dialing toll-free (844) 274-3999 for domestic callers or (412) 317-5607 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 1177279.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency; adjusted gross profit and adjusted gross margin; adjusted income from operations; adjusted operating margin; earnings before interest, taxes, depreciation and amortization (EBITDA); adjusted EBITDA; adjusted net income; adjusted net income per share; adjusted earnings per diluted share (EPS); adjusted cost of sales; adjusted R&D expense; adjusted SG&A and adjusted income tax. The Company provides organic revenue growth rates in constant currency to exclude the impact of both foreign currency translation, and the impact of acquisition revenue for current year periods that have no prior year comparable, in order to facilitate a comparison of its current revenue performance to its past revenue performance. The Company provides revenue growth rates in constant currency in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs, inventory step-up charges, intangible amortization costs, and contingent consideration expenses related to the Company’s acquisitions, as well as non-cash interest expenses and loss on conversion of debt related to the Company’s convertible debt, and the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that increase efficiencies in the process of manufacturing biological drugs. We are inspiring advances in bioprocessing for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our corporate headquarters are located in Waltham, Massachusetts, with additional administrative and manufacturing operations worldwide. The majority of our manufacturing sites are located within the U.S. (California, Massachusetts, New Jersey and New York), and outside of the U.S. we have sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the company, including Repligen news releases, see our website at www.repligen.com. Follow us on LinkedIn and Twitter.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, demand in the markets in which we operate, the expected performance of our business, the expected performance of our acquired BioFlex Solutions, Avitide Inc. and Polymem S.A. businesses, the expected performance and success of our strategic partnerships, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources, our financing plans, and the projected impact of, and response to, the COVID-19 coronavirus pandemic on our business and on the U.S. and global economies constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” “projected,” “estimated” or “could” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with the following: the effect of the COVID-19 coronavirus pandemic, including mitigation efforts and economic effects, on our business operations and the operations of our customers and suppliers; the ultimate impact of the COVID-19 coronavirus pandemic on our business or financial results; our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to develop and commercialize products and the market acceptance of our products; our ability to successfully integrate and acquired businesses, including the BioFlex Solutions, Avitide Inc. and Polymem S.A. businesses into our business and achieve the expected benefits of such acquisitions; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all U.S. Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K for the year ended December 31, 2021 on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. These forward-looking statements reflect management’s current views, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and are based only on information currently available to us. Repligen does not undertake to update, whether written or oral, any of these forward-looking statements to reflect a change in its views or events or circumstances, whether as a result of new information, future development or otherwise, that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue:
Product revenue	$186,485	$108,615	$670,319	$366,136
Royalty and other revenue	36	33	215	124

Total revenue	186,521	108,648	670,534	366,260
Costs and expenses:
Cost of product revenue	82,048	48,163	279,280	156,634
Research and development	9,119	6,722	34,274	20,182
Selling, general and administrative	52,057	36,344	183,866	119,621
Contingent consideration expense	5,865	—	5,865	—

	149,089	91,229	503,285	296,437

Income from operations	37,432	17,419	167,249	69,823
Investment income	39	42	176	1,741
Loss on conversion of debt	(7)	—	(13)	—
Interest expense	(3,244)	(3,101)	(12,714)	(12,133)
Other expenses, net	628	418	(1,155)	(214)

Income before income taxes	34,848	14,778	153,543	59,217
Income tax provision (benefit)	5,738	(4,920)	25,252	(709)

Net income	$29,110	$19,698	$128,291	$59,926

Earnings per share:
Basic	$0.53	$0.37	$2.33	$1.14

Diluted	$0.50	$0.36	$2.24	$1.11
Weighted average shares outstanding:
Basic	55,304,177	53,143,302	55,015,182	52,553,799

Diluted	57,715,709	55,022,355	57,264,274	53,892,261

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO

NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP INCOME FROM OPERATIONS	$37,432	$17,419	$167,249	$69,823
ADJUSTMENTS TO INCOME FROM OPERATIONS:
Inventory step-up charges	262	590	2,130	734
Acquisition and integration costs	6,408	4,929	18,001	11,465
Contingent consideration expense	5,865	—	5,865	—
Intangible amortization	5,941	4,355	21,941	16,032

ADJUSTED INCOME FROM OPERATIONS	$55,908	$27,293	$215,186	$98,054

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP NET INCOME	$29,110	$19,698	$128,291	$59,926
ADJUSTMENTS TO NET INCOME:
Inventory step-up charges	262	590	2,130	734
Acquisition and integration costs	6,408	3,943	18,001	10,479
Contingent consideration expense	5,865	—	5,865	—
Intangible amortization	5,941	4,355	21,941	16,032
Loss on conversion of debt	7	—	13	—
Non-cash interest expense	2,939	2,796	11,530	10,970
Tax effect of non-GAAP charges	(3,611)	(2,716)	(12,515)	(9,050)

ADJUSTED NET INCOME	$46,921	$28,666	$175,256	$89,091

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO

NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP NET INCOME PER SHARE - DILUTED	$0.50	$0.36	$2.24	$1.11
ADJUSTMENTS TO NET INCOME PER SHARE - DILUTED:
Inventory step-up charges	0.00	0.01	0.04	0.01
Acquisition and integration costs	0.11	0.07	0.31	0.19
Contingent consideration	0.10	—	0.10	—
Intangible amortization	0.10	0.08	0.38	0.30
Loss on conversion of debt	0.00	—	0.00	—
Non-cash interest expense	0.05	0.05	0.20	0.20
Tax effect of non-GAAP charges	(0.06)	(0.05)	(0.22)	(0.17)

ADJUSTED NET INCOME PER SHARE - DILUTED	$0.81	$0.52	$3.06	$1.65

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP NET INCOME	$29,110	$19,698	$128,291	$59,926
ADJUSTMENTS:
Investment income	(39)	(42)	(176)	(1,741)
Interest expense	3,244	3,101	12,714	12,133
Income tax provision	5,738	(4,920)	25,252	(709)
Depreciation	5,036	3,068	16,395	10,888
Amortization(1)	5,968	4,383	22,052	16,143

EBITDA	49,057	25,288	204,528	96,640
OTHER ADJUSTMENTS:
Inventory step-up charges	262	590	2,130	734
Acquisition and integration costs	6,408	3,943	18,001	10,479
Contingent consideration	5,865	—	5,865	—
Loss on conversion of debt	7	—	13	—

ADJUSTED EBITDA	$61,599	$29,821	$230,537	$107,853

(1)	Includes amortization of milestone payments in accordance with GAAP of $28 and $111 for the three- and twelve-month periods,. respectively.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES

(Unaudited, amounts in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP COST OF SALES	$82,048	$48,163	$279,280	$156,634
ADJUSTMENT TO COST OF SALES:
Inventory step-up charges	(262)	(590)	(2,130)	(734)
Acquisition and integration costs	(510)	(40)	(1,503)	(508)
Intangible amortization	—	—	—	(254)

ADJUSTED COST OF SALES	$81,276	$47,533	$275,647	$155,138

REPLIGEN CORPORATION

RECONCILIATION OF GAAP R&D EXPENSE TO NON-GAAP (ADJUSTED) R&D EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP R&D	$9,119	$6,722	$34,274	$20,182
ADJUSTMENT TO R&D:
Acquisition and integration costs	(431)	(53)	(1,393)	(525)

ADJUSTED R&D	$8,688	$6,669	$32,881	$19,657

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP SG&A EXPENSE	$52,057	$36,344	$183,866	$119,621
ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(5,467)	(4,836)	(15,104)	(10,432)
Intangible amortization	(5,941)	(4,354)	(21,941)	(15,779)

ADJUSTED SG&A EXPENSE	$40,649	$27,154	$146,821	$93,410

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO ADJUSTED (NON-GAAP NET INCOME GUIDANCE)

(in thousands)	Twelve months ending December 31, 2021
	Low End	High End
GUIDANCE ON NET INCOME	$138,000	$143,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	13,314	13,314
Anticipated pre-tax amortization of acquisition-related intangible assets	26,205	26,205
Non-cash interest expense	12,133	12,133
Contingent consideration	10,000	10,000
Tax effect of intangible amortization and integration	(14,414)	(14,414)
Guidance rounding adjustment	(238)	(238)

GUIDANCE ON ADJUSTED NET INCOME	$185,000	$190,000

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

ADJUSTED (NON-GAAP) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2021
	Low End	High End
GUIDANCE ON NET INCOME PER SHARE - DILUTED	$2.39	$2.48
ADJUSTMENTS TO GUIDANCE ON NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	$0.23	$0.23
Anticipated pre-tax amortization of acquisition-related intangible assets	$0.45	$0.45
Non-cash interest expense	$0.21	$0.21
Contingent consideration	$0.17	$0.17
Tax effect of intangible amortization and integration	($0.25)	($0.25)
Guidance rounding adjustment	($0.00)	($0.00)

GUIDANCE ON ADJUSTED NET INCOME PER SHARE - DILUTED	$2.39	$2.48

Totals may not add due to rounding.

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